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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01 and 333-84418-02 on Form S-3 of TXU Corp.
and Registration Statements Nos. 333-32833, 333-32837, 333-32843, 333-45657,
333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-93183, 333-62016, 333-62014, 333-86640 and 333-92260 on Form S-8 of TXU
Corp. of our report dated March 21, 2003 related to the consolidated financial statements of Pinnacle One Partners, L.P. (which includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in Note 1 of the Notes to the Financial Statements), appearing in TXU Corp.'s Annual Report on Form 10-K/A for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

Dallas, Texas
March 27, 2003